HSF Kramer Draft 6/8/26 #2

Privileged and Confidential

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|x| Definitive Additional Materials

|_| Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in Its Charter)

------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x| No fee required

|_| Fee paid previously with preliminary materials.

|_| Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY SUPPLEMENT

SUPPLEMENTAL INFORMATION REGARDING THE 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 18, 2026

This proxy supplement (this “Supplement”) updates and supplements the definitive proxy statement, dated May 7, 2026 (as supplemented to date, the “Proxy Statement”), of Genco Shipping & Trading Limited (“Genco” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) relating to its 2026 Annual Meeting of Shareholders to be held on June 18, 2026 (the “Annual Meeting”). The Proxy Statement and accompanying WHITE proxy card were first mailed to shareholders on or about May 7, 2026.

This Supplement, which should be read in conjunction with the Proxy Statement, is dated June 10, 2026. Except as specifically supplemented by the information set forth in this Supplement, all information set forth in the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from information contained in the Proxy Statement, the information in this Supplement shall supersede the information in the Proxy Statement.

Diana’s Withdrawal of Four (4) of Its Director Nominees

As described in the Proxy Statement, Diana Shipping Inc. (“Diana”) notified the Company of its intent to nominate Gustave Brun-Lie, Chao Sih Hing Francois, Paul Cornell, Jens Ismar, Viktoria Poziopoulou and Quentin Soanes for election as directors at the Annual Meeting. On June 8, 2026, after the date of the Proxy Statement and commencement of the mailing of the Proxy Statement and related WHITE proxy card to shareholders, the Company received a notice from Diana’s counsel stating, among other things, that Diana has withdrawn four (4) of its nominees – Mr. Brun-Lie, Mr. Hing Chao, Ms. Poziopoulou and Mr. Soanes (collectively, the “Withdrawn Nominees”) for election to the Company’s Board of Directors (the “Board”). The withdrawal of the Withdrawn Nominees was not the result of any concessions by the Company or any negotiated outcome with Diana.

As a result of Diana withdrawing certain of its nominees, the Company understands that Diana is continuing to nominate only Paul Cornell and Jens Ismar for election as directors at the Annual Meeting and will not solicit shareholders in support of the Withdrawn Nominees as it had previously indicated in its preliminary proxy statement, filed with the SEC on May 7, 2026, and definitive proxy statement, filed with the SEC on May 7, 2026. Accordingly, Genco’s six (6) director nominees who were nominated by the Board—John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan—as well as Mr. Cornell and Mr. Ismar, continue to stand for election or re-election at the Annual Meeting.  All other agenda items to be voted on by shareholders at the Annual Meeting remain unaffected by this Supplement.

Voting Matters

The Company’s previously distributed WHITE proxy cards and WHITE voting instruction forms returned by shareholders will continue to be valid and will be voted at the Annual Meeting unless validly revoked.  Shares represented by such WHITE proxy cards or WHITE voting instruction forms will be voted as instructed, except that any votes cast in favor of the Withdrawn Nominees will be disregarded and not counted because the Withdrawn Nominees are no longer standing for election at the Annual Meeting.

If you have not yet returned your WHITE proxy card or WHITE voting instruction form, please complete and submit it, disregarding the names of the Withdrawn Nominees. If you have already submitted a WHITE proxy card or WHITE voting instruction form voting “FOR” Genco’s six (6) director nominees—John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan—you do not need to take any action. Your previous vote will count unless you validly revoke or change your vote before it is exercised at the Annual Meeting.

If you have not yet voted, or if you wish to change your vote, we urge you to vote “FOR” ONLY Genco’s six (6) director nominees—John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan—“WITHHOLD” on Diana’s two (2) nominees, and according to the Board’s other recommendations. Only your latest validly submitted proxy card or voting instruction form will count. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.